Exhibit 99.1

COVANTA HOLDING CORPORATION ANNOUNCES MEETING AND RECORD DATES FOR ITS 2014 ANNUAL MEETING

MORRISTOWN, NJ, February 27, 2014 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") projects, announced that its 2014 Annual Meeting of Stockholders will be held on May 8, 2014, at the Company's corporate headquarters, which are located at 445 South Street, Morristown, New Jersey. The Board of Directors set March 10, 2014 as the record date for holders of Covanta's common stock entitled to notice of and to vote at such Annual Meeting of Stockholders.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company’s 45 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power one million homes and recycle over 440,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Investor Contacts
Alan Katz
1.862.345.5456

Clare Rauseo
1.862.345.5236

IR@covanta.com

Media Contact
James Regan
1.862.345.5216